Exhibit 1(d)

                                SECOND AMENDMENT

                                       OF

                                 ECLIPSE FUNDS
                   (formerly "ECLIPSE FINANCIAL ASSET TRUST")

     This AMENDMENT, (the "Amendment"), made on and as of this 1st day of December, 1997, by the Trustees whos signatures are set forth below,

                         W I T N E S S E T H   T H A T:
                         - - - - - - - - - -   - - - -

     WHEREAS, the Agreement and Declaration of Trust (the "Declaration") of Eclipse Equity Trust (the "Trust"), a trust with transferable shares under the laws of Massachusetts, was signed and delivered by Bryna g. Tyson of Brookline, Massachusetts, as settlor, and Thomas E. Weesner, of Boston, Massachusetts, as trustee, at One Post Office Square, City of Boston, in the County of Suffolk and Commonwealth of Massachusetts on July 30, 1986, and thereafter filed in the offices of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston; and

     WHEREAS, such Declaration was amended on October 2, 1986 to change the name of such Trust from "Eclipse Equity Trust" to "Eclipse Financial Asset Trust" (the "First Amendment") and the First Amendment was thereafter filed in the offices of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston; and

     WHEREAS, Section 9.3 of the Declaration provides certain procedures for the amendment thereof; and

     WHEREAS, the number of Trustees now in office is five (5); and

     WHEREAS, the Trustees have determined that it is desirable and in the best interest of the Trust and its shareholders that the Declaration be further amended as herein provided,

     NOW, THEREFORE, the undersigned, being all of the Trustees of the Trust, do hereby consent, pursuant to Section 9.3 of the Declaration, to the amendment of the Declaration as follows:

     The name of the Trust as heretofore specified is hereby changed to

                                "ECLIPSE FUNDS"
                                 -------------

               and so far as may be practicable the Trustees shall conduct Trust's activities, execute all documents and sue or be sued under that name.

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     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hands and seals, all as of the day and year first above written.

                                        /s/ Wesley G. McCain
                                        -------------------------------
                                        Wesley G. McCain, Trustee


                                        /s/ Sigrid A. Hess
                                        -------------------------------
                                        Sigrid A. Hess, Trustee


                                        /s/ John C. Novogrod
                                        -------------------------------
                                        John C. Novogrod, Trustee



                                        -------------------------------
                                        John C. Van Eck, Trustee



                                        -------------------------------
                                        Yung Wong, Trustee